Exhibit 99.1

Computershare Trust Company, N.A.

250 Royall Street

Canton Massachusetts 02021

Within USA, US territories & Canada 800 546 5141

Outside USA, US territories & Canada 781 575 2765

www.computershare.com

Tax ID certification on file:    <Certified Y/N>

TOTAL SHARES 12345678901234

Exchange Form - ACTION REQUIRED - The listed original certificates below MUST be returned with this Exchange Form

YOUR ACTION IS REQUIRED - PLEASE FOLLOW THESE INSTRUCTIONS

Our records indicate you currently hold LiLAC Ordinary Shares (Class A, B and/or C) in certificate form that have not been converted to Liberty Latin America Ltd. (Splitco) common shares as a result of Liberty Global plc (Liberty Global) distributing to the holders of its LiLAC Ordinary Shares the Splitco common shares. Immediately following the distribution, the LiLAC Ordinary Shares were redesignated as deferred shares (with virtually no economic rights) and those deferred shares were transferred for no consideration to a third-party designee, in accordance with the Liberty Global articles and applicable law. You, as a former holder of LiLAC Ordinary Shares, do not have any ownership interest in Liberty Global by virtue of your prior ownership of LiLAC Ordinary Shares. In order to receive your Splitco common shares and any future dividend or distributions the Splitco Board of Directors may declare, you MUST return your original LiLAC Ordinary share certificates. Please note: If you also hold LiLAC Ordinary Shares (Class A, B and/or C) in uncertificated form, you will receive a statement of your uncertificated Splitco shares and any unredeemed shares of LiLAC Ordinary Shares (Class A, B and/or C), in a separate mailing. To receive the new Splitco shares for your certificated shares, please follow the instructions below.

Lost Certificates: If you cannot locate some or all of your certificates, read and complete the Lost Securities Affidavit on the back of this form and also mark the boxes below with an X corresponding for the certificate numbers you cannot locate.

Step 1. Your LiLAC Ordinary Share (Class A, B and/or C) certificates:

Locate and return the Ordinary Shares certificate(s) listed below.

Lost	Certificate Numbers	Shares	Lost	Certificate Numbers	Shares

☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

You hold more than 10 certificates, not all certificates can be listed on this form.
Other Certificate Total	Total Certificated Shares	Shares Held in Book Entry by Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form.

All registered holders MUST sign exactly as your name(s) appears above.

Signature of Owner	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

∎	1 2 3 4 5 6 7 8 9 0 1 2 E X O T F C O Y C C L S

02PZIF

Additional Instructions for Completing the Exchange Form and Surrendering Certificates

Delivery of Certificates: Your LiLAC Ordinary Share (Class A, B and/or C) certificate(s) and this Exchange Form must be sent or delivered to Computershare. The method of delivery of LiLAC Ordinary Shares certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances.

Tax Forms and Backup Withholding: If your taxpayer identification number (“TIN”) is not certified in our records, we have enclosed a Form W-9. If the payee is a “U.S. person” (as defined in the instructions to Form W-9), follow the instructions on the enclosed Form W-9 for completing and signing the form. If the payee is not a U.S. person and the form W-8BEN applies to your situation, follow the instructions on the enclosed Form W-8BEN for completing and signing such form. If a different form applies to your situation within the IRS suite of W-8 forms, refer to the IRS website for instructions on completing and signing such applicable form. Failure to provide a properly completed and signed Form W-9, Form W-8BEN or other applicable form to Computershare may subject the payee to backup withholding on any reportable payment under U.S. federal tax law.

Lost Securities Affidavit

IF YOU CANNOT LOCATE SOME OR ALL OF YOUR CERTIFICATE(S), PLEASE COMPLETE THE BELOW AFFIDAVIT

LIBERTY MUTUAL INSURANCE COMPANY

LOST SECURITIES AFFIDAVIT FOR ACCOUNTS WITH LESS THAN $250,000.00 IN MARKET VALUE

By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (“Owner”) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Liberty Mutual Insurance Company Bond No. 285050902.

The Owner(s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Liberty Mutual Insurance Company of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Liberty Mutual Insurance Company, Computershare Inc., Computershare Trust Company, N.A. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Liberty Mutual Insurance Company assumption of liability under its bond described above.

STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM - FEE MUST BE ENCLOSED

LOST CERTIFICATE BOND		X	$X.XX	=		+	$80.00 processing fee	=
PREMIUM CALCULATION:	Shares Lost		Bond premium Per share		Total Premium Due (MINIMUM $20.00)				Total Check Amount

Multiply the number of shares lost by the Liberty Mutual Insurance Company Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing XX or fewer shares, there is a minimum premium of $20.00. There is also a processing fee of $80.00. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Liberty Mutual Insurance Company. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS - all registered owners MUST sign below exactly as the name(s) appear on the front of this form

If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

Signature of owner    ____________________________    Signature of Co-Owner, if any _____________________________

STEP 3. NOTARIZATION

You must have your signature(s) notarized if you have lost more than XXXX shares.

State of _________________________ County of____________________ Notary Signature_______________________________________

Printed Name of Notary______________________________________ Sworn to and subscribed to me this (date) ____________(month/day/year)

My commission Expires (date) ________________________________ (month/day/year) (Notary Seal)

Enclose all original certificates in the envelope provided and send with completed form to Computershare.

By Mail:	By Overnight Delivery:	For Assistance Please Call:
Computershare	Computershare	Within USA, US territories & Canada:
Corporate Actions	Corporate Actions	1-800-546-5141
P.O. Box 43014	250 Royall Street	Outside USA, US territories & Canada:
Providence, RI 02940-3014	Canton, MA 02021	1-781-575-2765